                                                                     EXHIBIT 1.1

            IDENTITY AND BACKGROUND OF BSCI'S DIRECTORS AND OFFICERS



To the knowledge of the Reporting Persons, the following represents the names, present principal occupations or employment, and the names, principal businesses and addresses of the employers, of BSCI's directors and officers.

BSCI's Directors


                          Present Principal                              Principal Business
        Name          Occupation or Employment     Name of Employer          of Employer        Address of Employer
        ----          ------------------------     ----------------          -----------        -------------------

James E. Cayne        Chairman of the Board      The Bear Stearns       Securities             383 Madison Avenue,
                      and Chief Executive        Companies Inc.         broker-dealer          28th Floor, New York,
                      Officer                                                                  New York 10179

Henry S. Bienen       President                  Northwestern           Educational            633 Clark Street,
                                                 University             institution            Evanston, IL 60208


Carl D. Glickman      Private Investor           --                     --                     --

Alan C. Greenberg     Chairman of the            The Bear Stearns       Securities             383 Madison Avenue,
                      Executive Committee        Companies Inc.         broker-dealer          28th Floor, New York,
                                                                                               New York 10179

Donald J. Harrington  President                  St. John's University  Educational            8000 Utopia Parkway,
                                                                        institution            Queens, New York 11439

Frank T. Nickell      President and Chief        Kelso & Company        Private equity         320 Park Avenue,
                      Executive Officer                                 investing              New York, NY 10022

Paul A. Novelly       Chairman of the Board      Apex Oil Company,      Petroleum              8235 Forsyth Boulevard,
                      and Chief Executive        Inc.                   distribution           Suite 400, Clayton,
                      Officer                                                                  Missouri 63105

Frederic V. Salerno   Director                   The Bear Stearns       Securities             383 Madison Avenue,
                                                 Companies Inc.         broker-dealer          28th Floor, New York,
                                                                                               New York 10179

Alan D. Schwartz      President and Co-Chief     The Bear Stearns       Securities             383 Madison Avenue,
                      Operating Officer          Companies Inc.         broker-dealer          28th Floor, New York,
                                                                                               New York 10179

Warren J. Spector     President, Co-Chief        The Bear Stearns       Securities             383 Madison Avenue,
                      Operating Officer and      Companies Inc.         broker-dealer          28th Floor, New York,
                      Director                                                                 New York 10179

Vincent Tese          Chairman                   Wireless Cable         Cable and other        5 Mountain Blvd.,
                                                 International Inc.     subscription           Warren NJ 07059-5650
                                                                        programming

Wesley S. Williams    President and Chief        Lockhart Cos. Inc.     Real estate,           44 Estate Thomas, St.
Jr.                   Operating Officer,                                insurance, finance     Thomas 00802
                      Co-Chairman and Co-Chief                          and related
                      Executive Officer                                 businesses

BSCI's Officers


                          Present Principal                              Principal Business
        Name          Occupation or Employment     Name of Employer          of Employer        Address of Employer
        ----          ------------------------     ----------------          -----------        -------------------

James E. Cayne        Chairman of the Board      The Bear Stearns       Securities             383 Madison Avenue,
                      and Chief Executive        Companies Inc.         broker-dealer          28th Floor, New York,
                      Officer of and member of                                                 New York 10179
                      the Executive Committee

Jeffrey M. Farber     Controller of the Company  The Bear Stearns       Securities             383 Madison Avenue,
                                                 Companies Inc.         broker-dealer          28th Floor, New York,
                                                                                               New York 10179

Alan C. Greenberg     Chairman of the            The Bear Stearns       Securities             383 Madison Avenue,
                      Executive Committee        Companies Inc.         broker-dealer          28th Floor, New York,
                                                                                               New York 10179

Michael Minikes       Treasurer                  The Bear Stearns       Securities             383 Madison Avenue,
                                                 Companies Inc.         broker-dealer          28th Floor, New York,
                                                                                               New York 10179

Samuel L. Molinaro    Executive Vice President   The Bear Stearns       Securities             383 Madison Avenue,
Jr.                   and Chief Financial        Companies Inc.         broker-dealer          28th Floor, New York,
                      Officer of the and                                                       New York 10179
                      member of the Executive
                      Committee

Alan D. Schwartz      President and Co-Chief     The Bear Stearns       Securities             383 Madison Avenue,
                      Operating Officer and      Companies Inc.         broker-dealer          28th Floor, New York,
                      member of the Executive                                                  New York 10179
                      Committee

Michael S. Solender   General Counsel            The Bear Stearns       Securities             383 Madison Avenue,
                                                 Companies Inc.         broker-dealer          28th Floor, New York,
                                                                                               New York 10179

Warren J. Spector     President and Co-Chief     The Bear Stearns       Securities             383 Madison Avenue,
                      Operating Officer and      Companies Inc.         broker-dealer          28th Floor, New York,
                      member of the Executive                                                  New York 10179
                      Committee


Notes:

The business address of each director and officer listed above is 383 Madison Avenue, 28th Floor, New York, New York 10179.

Each director and officer listed above is a U.S. citizen.